Exhibit 99.1

Magnolia Solar is Presenting Recent Accomplishments at the Annual MRS Spring Conference in San Francisco, CA

ALBANY, N.Y. and Woburn Mass. - Magnolia Solar Corporation (MGLT) ("Magnolia Solar") announced today that one of its senior scientists, Dr. Gopal Pethuraja, is attending and presenting at the Annual Material Research Society (MRS) Spring Meeting in San Francisco, CA. The meeting is scheduled this week April 6-10, 2015.

Magnolia Solar is making two presentations at the conference. One of the presentations discusses its recent accomplishments on the patent pending, nanostructured based Antireflection Coating (AR Coating) technology that can be integrated into flexible and rigid solar cells and solar panels. Dr. Pethuraja will present the results showing improvements with the AR coating. The second presentation is on the state of the art in thin film flexible solar cells. Both of these presentations will be published in the MRS Proceedings.

Magnolia Solar is actively working on the development of flexible, lightweight, high-efficiency solar cell technologies for a wide range of portable power applications. Magnolia Solar's technology patent portfolio includes nanostructured antireflection coatings, advanced thin-film photovoltaic absorber structures, and novel, low-cost manufacturing processes. Thin-film solar cells are an attractive source of portable and mobile power, as they can be integrated into flexible, lightweight photovoltaic modules that can operate in both terrestrial and space environments.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar stated, "We are actively working on presenting our technical accomplishments to date in prestigious international scientific conferences that are attended by developers and users of advanced technology for thin-film solar cells. We believe this West Coast international conference allows us the opportunity to maximize our exposure to developers and users of the solar technologies.."

Dr. Sood further stated that "Magnolia has begun exploring various ways to use its intellectual property for commercial applications and for generating revenue and profits for Magnolia Solar. We continue to reach out to various solar companies to help accelerate the commercialization of our technologies. As we move forward in these endeavors, we intend to provide additional information."

About Magnolia Solar Corporation:

Based in Albany, NY and Woburn, MA, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary flexible thin-film solar cell technologies that employ nanostructured materials and designs. Both higher current and higher voltage outputs are expected from thin-film solar cells that combine Magnolia's exclusive material structures with advanced optical coatings. Magnolia's patent-pending technology has the ability to capture a larger part of the solar spectrum to enable high efficiency solar cells, and incorporates a unique nanostructure-based anti-reflection coating technology to further increase solar cell efficiency, thereby reducing the cost per watt. The company is targeting a variety of civilian and defense applications for its photovoltaic solar cells. Magnolia's solar cell technology can be used to generate power for existing electrical grids, and is particularly well-suited for distributed and portable power generation applications.

For more information, please visit www.MagnoliaSolar.com.

Forward-Looking Statements:

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact:

For more information please contact:
Dr. Ashok Sood
info@magnoliasolar.com